Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Bank of Brunswick

   We hereby consent to the use in F&M Bancorp's Form S-4 of our report dated January 11, 1995 relating to the financial statements and schedules of The Bank of Brunswick and to the use of our name as it appears under the caption "Experts."


LINTON, SHAFER & COMPANY

April 18, 1995

Frederick, Maryland


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